                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                 APRIL 24, 2002

INVESTOR RELATIONS CONTACT:                           MEDIA RELATIONS CONTACT:
DIANA MATLEY                                          KEVIN BRETT
408-433-4365                                          408-433-7150
diana@lsil.com                                        kbrett@lsil.com

CC02-77

                   LSI LOGIC REPORTS Q1 2002 FINANCIAL RESULTS

The LSI Logic 2002 first quarter news release follows this summary

                      FIRST QUARTER NEWS RELEASE HIGHLIGHTS

-  First Quarter Revenues grow to $413 million.

- Per share pro forma* net loss of 12 cents, compared to First Call consensus estimate of loss of 14 cents.

-  Bookings increase 15 percent sequentially.

-  Second quarter revenue expected to increase 3-6 percent.

- Expected second quarter bottom line improvement to a pro forma* net loss of about 9 cents.

-  On-track to profitability in second half of 2002.

      * Earnings before acquisition-related amortization and other special items.

                 LSI LOGIC EXCEEDS Q1 BOTTOM LINE EXPECTATIONS;
                  ON COURSE FOR 2002 SECOND HALF PROFITABILITY

MILPITAS, CALIFORNIA -- LSI Logic Corporation (NYSE: LSI) today reported $413 million in revenues in the first quarter of 2002, a 1.6 percent increase over the $406 million reported in the fourth quarter of 2001, and a 20 percent decrease from the $517 million reported in the first quarter of 2001.

Pro forma 2002 first quarter net loss was $42 million or 12 cents a diluted share, a $32 million improvement over the pro forma fourth quarter 2001 net loss of $74 million or 20 cents a diluted share. The company reported pro forma net income of $9.5 million or 3 cents a diluted share in the first quarter of 2001. Cash and short-term investments totaled $967 million at the end of the 2002 first quarter.

"LSI Logic revenues grew in the first quarter and exceeded bottom line expectations, despite normal seasonality in the consumer electronics sector," said Wilfred J. Corrigan, LSI Logic chairman and chief executive officer. "Our Communications, Storage and Storage Systems businesses gathered momentum in the first quarter as the high-technology sector underwent the first stages of recovery.

"We anticipate that all of our businesses -- Communications, Consumer, Storage Components and Storage Systems -- will grow in the second quarter. Our backlog is increasing and bookings in the first three weeks of the present quarter are running ahead of the comparable period in the first quarter. We are projecting the restoration of profitability in the second half of 2002. We are confident that the industry recovery is underway and we expect that resurgent communications, consumer and storage markets will drive the next industry growth cycle."

The first quarter (GAAP*) net loss was $172 million or 47 cents a diluted share, a $78 million improvement over the fourth quarter (GAAP) net loss of $250 million or 68 cents a diluted share. The 2001 first quarter (GAAP) net loss was $31 million or 10 cents a diluted share.

"The company embarked on a series of strategic actions during 2001 and the first quarter, specifically designed to realign operating expenses, streamline manufacturing and refocus company resources on markets where we have leadership positions," said Bryon Look, LSI Logic executive vice president and chief financial officer. "We believe the direct result of these actions will be an accelerated return to profitability and a stronger LSI Logic competitive presence in our targeted communications, consumer and storage markets."

* Generally Accepted Accounting Principles (GAAP)

                           LSI LOGIC BUSINESS OUTLOOK

LSI Logic expects 2002 Q2 revenues to grow between 3 to 6 percent sequentially from the $413 million reported in the first quarter.

The company anticipates reporting a pro forma second quarter loss of about 9 cents a diluted share and gross margin in the range of 35-37 percent.

The company does not anticipate selling any equity investments in the second quarter.

The second quarter pro forma tax provision is expected to be a charge of approximately $4 million.

Capital spending is expected to be less than $30 million in the second quarter and under $200 million for 2002.

Second quarter depreciation is projected to be about $64 million.

The second quarter diluted common share count will be approximately 370 million.

NOTE: The company's financial guidance will be limited to the comments made on today's public conference call and contained in the Business Outlook section of this news release. The company assumes no obligation to update the information contained in this news release.

            LSI LOGIC BUSINESS, TECHNOLOGY AND PRODUCT ANNOUNCEMENTS

- LSI Logic introduced its G90(TM) product, a next generation system-on-a-chip capability, creating new possibilities for customers requiring accelerated time-to-market with increased integration and system-level functionality. The new family of 90-nanometer SoC products is designed for global communications, consumer and storage markets.
http://www.lsilogic.com/news/product_news/pr20020415.html

- LSI Logic consolidated its Communications Business and ASIC technology and product development activities to better serves the company's customer base. The consolidation reflects the fact that ASICs are the primary technology that LSI Logic employs in serving its networking, broadband and other communications customers.
http://www.lsilogic.com/news/corporate_news/cr20020212.html

- Continuing its leadership in high performance system-on-a-chip (SoC) ASIC designs, LSI Logic announced the industry's first implementation of the 266MHz ARM(R) Jazelle(TM) microprocessor core in 0.11-micron ASIC technology for customer SoC designs.
http://www.lsilogic.com/news/product_news/pr20020416b.html

- LSI Logic announced the supplying of high-performance I/O and system ASICs to Sun Microsystems for its eight-way Sun Fire V880 server family. The Sun-designed chipset includes two 1.2 million gate ASICs from LSI Logic.
http://www.lsilogic.com/news/product_news/pr20020130.html

- LSI Logic became the first company to make commercially available its full line of Ultra320 SCSI host bus adapters (HBAs). Value Added Resellers (VARs), system integrators and distribution channel suppliers can now offer HBAs that provide twice the data throughput of previous generation Ultra 160 SCSI products.
http://www.lsilogic.com/news/product_news/pr20020312a.html

- JVC (Victor Company of Japan, Limited) selected LSI Logic's DoMiNo(TM) Network Media Processing technology for its next-generation professional video products. JVC will use LSI Logic's advanced technology to develop a host of professional products such as HDTV for content creation and distribution. http://www.lsilogic.com/news/product_news/pr20020401.html

- LSI Logic Storage Systems, Inc. announced the development and successful implementation of a new process to assist energy companies in quickly locating oil and gas reserves. LSI Logic's new solution reduces energy-company cycle times for making critical, fully informed drilling and production decisions. http://www.lsilogic.com/news/product_news/pr20020311b.html

- LSI Logic announced the availability of a System Packet Interface Level 4 (SPI-4) Phase 2 intellectual-property core, targeted for communications and storage markets. The core will allow designers to architect their ASICs with verified interoperability, simplifying interface design and reducing time to market for high-speed networking applications.
http://www.lsilogic.com/news/product_news/pr20020226b.html

- LSI Logic Storage Systems, Inc. announced an alliance with MidStream(TM) Technologies to provide complete end-to-end, high performance, multi-edge, streaming storage solutions for cable news providers, movie studios, record companies and online video providers.
http://www.lsilogic.com/news/product_news/pr20020408b.html

- LSI Logic Storage Systems, Inc. and eMotion, Inc. announced that the two companies would offer high performance storage and digital media management solution to broadcast and entertainment companies. The turnkey solution will be based on LSI Logic's MetaStor(R) E-Series products and eMotion's MediaPartner(TM) Enterprise, one of three media management solutions offered by eMotion.
http://www.lsilogic.com/news/product_news/pr20020408a.html

- TANDBERG Television, a global supplier of open solutions for digital broadcasting, selected LSI Logic's DoMiNo Network Media Processing technology for its next generation of professional video distribution products. TANDBERG is utilizing DoMiNo to develop next generation products for use in mobile and portable ("wireless camera") applications.
http://www.lsilogic.com/news/product_news/pr20020403.html

- LSI Logic and Seagate Technology introduced the breakthrough Serial ATA interface in Seagate's next-generation desktop PC hard disc drives. LSI Logic's interconnect chip technology joins Seagate's drive-level ATA developments, enabling the first full-speed native Serial ATA hard-drive solution. http://www.lsilogic.com/news/product_news/pr20020225.html

- Extending its industry leadership in Ultra320 technology, LSI Logic announced full production volumes of the SCSI controller. Leading hard disc driver manufacturers and server makers will be shipping in volume in Q2/Q3. http://www.lsilogic.com/news/product_news/pr20020418.html

- LSI Logic Storage Systems, Inc. announced its snapshot technology has been validated by the Oracle Storage Compatibility Program (OSCP) making the technology broadly available for Oracle database users.
http://www.lsilogic.com/news/product_news/pr20020226c.html

LSI LOGIC CONFERENCE CALL INFORMATION: LSI Logic will hold a conference call today at 2 p.m. PDT to discuss 2002 first quarter financial results. The number is 1-785-832-1523. Internet users can access the conference call by visiting www.videonewswire.com/event.asp?id=3996. A replay of the call will be available today at approximately 5 p.m. PDT and will be available for 48 hours. The number is 1-800-839-2871 (International, 1-402-271-9155). The webcast replay will be available until May 1.

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS: This news release and the statements by LSI Logic management include forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from the actual future events or results. Readers are referred to the documents filed by LSI Logic with the SEC, and specifically the most recent reports on Form 10-K, 10-Q and 8-K. Forward-looking statements include the efficacy of cost reduction measures and reduction of operating expenses, projections of growth in the communications, consumer, storage components and storage systems businesses, estimates of revenue growth, earnings, gross margins, gains from investment income, tax rates, capital spending and depreciation made in this news release. The company's actual results in future periods may be materially different from any performance suggested in this news release. Risks and uncertainties to which the company is subject may include, but may not necessarily be limited to fluctuations in the timing and volumes of customer demand, the rate of depletion of customer inventory buildup, and the company's achievement of revenue objectives and other financial targets. Other risks and uncertainties that may affect the company's actual results include, but are not necessarily limited to the timing and success of new product introductions, the continued availability of appropriate levels of manufacturing capacity, the realization of benefits from the company's strategic relationships, and investments and disruptions in general economic activity caused by the effects of terrorist activities and armed conflict. The extent to which the company may not realize the cost savings it expects from the reduction in operating expenses may also impact its future performance. The company operates in an industry sector where securities' values are highly volatile and may be influenced by the cyclical nature of the industry, the unpredictability of the economy and other factors beyond the company's control. In the context of forward-looking information provided in this news release, reference is made to the discussion of risk factors detailed in the company's filings from time to time with the Securities and Exchange Commission, including but not limited to filings made during the past 12 months.

LSI Logic Corporation (NYSE: LSI) is a leading designer and manufacturer of communications, consumer and storage semiconductors for applications that access, interconnect and store data, voice and video. In addition, the company supplies storage network solutions for the enterprise. LSI Logic is headquartered at 1551 McCarthy Boulevard, Milpitas, CA 95035, 866-574-5741 (within U.S.), 408-954-3108 (outside U.S.), http://www.lsilogic.com.

                                      # # #
Editor's Notes:

1. All LSI Logic news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company's external website, http://www.lsilogic.com.

2. The LSI Logic logo design is a registered trademark of LSI Logic Corporation.

3. All other brand or product names may be trademarks or registered trademarks of their respective companies.

                              LSI LOGIC CORPORATION
            Pro Forma Consolidated Condensed Statements of Operations
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                          Three Months Ended
                                                      -------------------------
                                                      March 31,       March 31,
                                                         2002            2001
                                                      ---------       ---------
Revenues                                              $ 412,509       $ 517,199
                                                      ---------       ---------

Costs and expenses:
    Cost of revenues                                    265,909         311,145
    Research and development                            114,343         118,767
    Selling, general and administrative                  58,180          78,971
                                                      ---------       ---------

        Total costs and expenses                        438,432         508,883
                                                      ---------       ---------

(Loss)/income from operations                           (25,923)          8,316

Interest expense                                        (15,834)         (9,940)
Interest income and other, net                            3,646           8,979
Recurring investment income                                  --           5,302
                                                      ---------       ---------

(Loss)/income before income taxes                       (38,111)         12,657
Provision for income taxes                                4,250           3,164
                                                      ---------       ---------

Pro forma net (loss)/income                           $ (42,361)      $   9,493
                                                      ---------       ---------

Pro forma (loss)/earnings per share:
    Basic                                             $   (0.12)      $    0.03
                                                      ---------       ---------

    Diluted                                           $   (0.12)      $    0.03
                                                      ---------       ---------


Shares used in computing per share amounts:
    Basic                                               367,578         320,369
                                                      ---------       ---------

    Diluted                                             367,578         330,384
                                                      ---------       ---------

Pro forma statements of operations are intended to present the Company's operating results, excluding special items described below, for the periods presented.

During the three month period ended March 31, 2002, the special items represented additional excess inventory and related charges, amortization of acquisition related items including intangibles and non-cash deferred stock compensation, restructuring of operations and other non-recurring items, net, and a $22 million tax benefit as a result of changes in the tax laws in the first quarter of 2002.

During the three month period ended March 31, 2001, the special items represented amortization of acquisition related items including intangibles and non-cash deferred stock compensation.

For the three month period ended March 31, 2002, the pro forma statements are prepared using the Company's calculated tax expense of $4,250 when excluding special items. For the three month period ended March 31, 2001, the pro forma statements are prepared using the Company's calculated tax rate of 25% when excluding special items.

In computing diluted pro forma loss per share for the three month period ended March 31, 2002, common stock equivalents were excluded from the computation of diluted loss per share as a result of their antidilutive effect.

A reconciliation from pro forma net (loss)/income to the reported results is presented on the following page.

The format presented above is not intended to be in accordance with Generally Accepted Accounting Principles.

                              LSI LOGIC CORPORATION
        RECONCILIATION OF PRO FORMA NET (LOSS)/INCOME TO REPORTED RESULTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                          Three Months Ended
                                                                                      -------------------------
                                                                                      March 31,       March 31,
                                                                                        2002             2001
                                                                                      ---------       ---------
Pro forma net (loss)/income                                                           $ (42,361)      $   9,493
                                                                                      ---------       ---------

Special items:
    Additional excess inventory and related charges                                     (40,754)             --
    Amortization of acquisition related items including
        intangibles and non-cash deferred stock compensation                            (46,078)        (48,356)
    Restructuring of operations and other non-recurring items, net                      (65,060)             --
    Tax benefit                                                                          22,500           7,615
                                                                                      ---------       ---------

        Total special items                                                            (129,392)        (40,741)
                                                                                      ---------       ---------

Net loss                                                                              $(171,753)      $ (31,248)
                                                                                      ---------       ---------

Basic (loss)/earnings per share:

    Pro forma net (loss)/income                                                       $   (0.12)      $    0.03
    Special items**                                                                       (0.35)          (0.13)
                                                                                      ---------       ---------

    Net loss                                                                          $   (0.47)      $   (0.10)
                                                                                      ---------       ---------

Diluted (loss)/earnings per share*:

    Pro forma net (loss)/income                                                       $   (0.12)      $    0.03
    Special items**                                                                       (0.35)          (0.13)
                                                                                      ---------       ---------

    Net loss                                                                          $   (0.47)      $   (0.10)
                                                                                      ---------       ---------

Shares used in computing per share amounts:

    Basic                                                                               367,578         320,369
                                                                                      ---------       ---------

    Diluted                                                                             367,578         320,369
                                                                                      ---------       ---------

* In computing diluted loss per share for the three month periods ended March 31, 2002 and 2001, common stock equivalents were excluded from the computation of diluted loss per share as a result of their antidilutive effect.

**  This line item includes rounding adjustments.

                              LSI LOGIC CORPORATION
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                           Three Months Ended
                                                                                       -------------------------
                                                                                       March 31,       March 31,
                                                                                         2002            2001
                                                                                       ---------       ---------
Revenues                                                                               $ 412,509       $ 517,199
                                                                                       ---------       ---------

Costs and expenses:
    Cost of revenues:
           Cost of revenues                                                              265,909         311,145
           Additional excess inventory and related charges                                40,754              --
    Research and development                                                             114,343         118,767
    Selling, general and administrative                                                   58,180          78,971
    Restructuring of operations and other non-recurring items, net                        65,060              --
    Amortization of acquisition related items including
        intangibles and non-cash deferred stock compensation*                             46,078          48,356
                                                                                       ---------       ---------

        Total costs and expenses                                                         590,324         557,239
                                                                                       ---------       ---------

Loss from operations                                                                    (177,815)        (40,040)

Interest expense                                                                         (15,834)         (9,940)
Interest income and other, net                                                             3,646           8,979
Gain on sale of equity securities                                                             --           5,302
                                                                                       ---------       ---------

Loss before income taxes                                                                (190,003)        (35,699)
Benefit for income taxes                                                                 (18,250)         (4,451)
                                                                                       ---------       ---------

Net loss                                                                               $(171,753)      $ (31,248)
                                                                                       ---------       ---------

Loss per share:
    Basic                                                                              $   (0.47)      $   (0.10)
                                                                                       ---------       ---------

    Diluted**                                                                          $   (0.47)      $   (0.10)
                                                                                       ---------       ---------

Shares used in computing per share amounts:
    Basic                                                                                367,578         320,369
                                                                                       ---------       ---------

    Diluted                                                                              367,578         320,369
                                                                                       ---------       ---------

* The amortization of acquisition related items including intangibles and non-cash deferred stock compensation for the three month period ended March 31, 2002 are comprised of the following items:

        Amortization of intangibles                               $ 19,157
        Amortization of non-cash deferred stock compensation        26,921
                                                                  --------
                                                                  $ 46,078
                                                                  --------

    On January 1, 2002, we adopted Statement of Financial Accounting Standard ("SFAS") No. 142 "Goodwill and Other Intangible Assets". SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. As a result of the adoption of SFAS No. 142, amortization of goodwill and intangibles will be lower by approximately $112 million in 2002 as compared to 2001 and approximately $952 million of goodwill and indefinite-lived intangibles will no longer be amortized. For more information regarding the adoption of SFAS No. 142, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

** In computing diluted loss per share for the three month periods ended March 31, 2002 and 2001, common stock equivalents were excluded from the computation of diluted loss per share as a result of their antidilutive effect.

                              LSI LOGIC CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                  (IN MILLIONS)
                                   (UNAUDITED)

                                                        March 31,    December 31,
ASSETS                                                    2002          2001
------                                                  ---------    ------------
Current assets:
   Cash and short-term investments                      $  967.1       $1,013.3
   Accounts receivable, net                                221.0          191.7
   Inventories                                             196.3          256.6
   Prepaid expenses and other current assets               318.6          307.3
                                                        --------       --------

      Total current assets                               1,703.0        1,768.9

Property and equipment, net                                840.3          944.4
Goodwill and other intangibles                           1,299.7        1,319.8
Other assets                                               611.0          592.7
                                                        --------       --------

      Total assets                                      $4,454.0       $4,625.8
                                                        ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Current liabilities                                  $  497.2       $  509.7
   Current portion of long-term debt, capital lease
      obligations and short-term borrowings                  0.3            0.3
                                                        --------       --------

      Total current liabilities                            497.5          510.0

Long-term debt, capital lease obligations and
       other noncurrent liabilities                      1,626.7        1,630.0
                                                        --------       --------

      Total liabilities                                  2,124.2        2,140.0

Minority interest in consolidated subsidiaries               5.9            5.9
                                                        --------       --------

Stockholders' equity:
   Common stock                                          2,914.5        2,909.3
   Deferred stock compensation                            (100.3)        (124.1)
   Accumulated deficit                                    (491.6)        (319.8)
   Accumulated other comprehensive income                    1.3           14.5
                                                        --------       --------

      Total stockholders' equity                         2,323.9        2,479.9
                                                        --------       --------

      Total liabilities and stockholders' equity        $4,454.0       $4,625.8
                                                        ========       ========

                              LSI LOGIC CORPORATION
                         SELECTED FINANCIAL INFORMATION
                        (IN MILLIONS, EXCEPT WHERE NOTED)
                                   (UNAUDITED)

                                                                                 Three Months Ended
                                                                    --------------------------------------------
                                                                     March 31,        Dec. 31,         March 31,
                                                                       2002             2001             2001
                                                                    ----------       ----------       ----------
     Semiconductor revenues                                         $    352.6       $    353.4       $    455.0
     SAN Systems revenues                                           $     59.9       $     52.4       $     62.2
     Total revenues                                                 $    412.5       $    405.8       $    517.2
     Percentage change in revenues-qtr./qtr.(a)                            1.7%             2.3%           -31.1%
     Percentage change in revenues-yr./yr.(b)                            -20.2%           -45.9%           -15.9%


     Capital additions                                              $     10.4       $     43.9       $    186.8
     Depreciation/amortization(c)                                   $     64.5       $     72.5       $     89.5

     Days sales outstanding                                                 48               43               63
     Days of inventory(d)                                                   66               83              104
     Current ratio                                                         3.4              3.5              3.4
     Quick ratio                                                           2.4              2.4              2.5

     R&D as a percentage of revenues                                      27.7%            29.9%            23.0%
     SG&A as a percentage of revenues                                     14.1%            17.4%            15.3%
     Gross margin as a percentage of revenues(d)                          35.5%            31.5%            39.8%

     Employees(e)                                                        5,632            6,742            7,298
     Revenues per employee (in thousands)(f)                        $    293.0       $    240.8       $    283.5
     Diluted shares (in thousands)(g)                                  367,578          365,998          330,384


(a)  Represents sequential quarter growth in revenues.

(b) Represents growth in revenues in the quarter presented as compared to the same quarter of the previous year.

(c) Excludes amortization of acquisition related intangibles and non-cash deferred stock compensation.

(d)  Based on pro forma cost of revenues.

(e)  Actual number of employees at the end of each period presented.

(f) Revenue per employee is calculated by annualizing revenue for each quarter presented and dividing it by the number of employees.

(g)  Shares used in determining pro forma diluted (loss)/earnings per share.